Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel:  (212) 270-2611

(Name, address and telephone number of agent for service)

AB SVENSK EXPORTKREDIT

(Exact name of obligor as specified in its charter)

SWEDISH EXPORT CREDIT CORPORATION

(Translation of obligor’s name into English)

Sweden	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Vastra Tradgardsgatan 11B
SE-10327 Stockholm
Sweden
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                                                           General Information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                                           Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.                                                    List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.      Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.      Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.      Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.      Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.      Not Applicable

Exhibit 6.      The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.      A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.      Not Applicable

Exhibit 9.      Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of January, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ Benita A. Vaughn
Benita A. Vaughn
Authorized Officer

Exhibit 7.                                             Report of Condition of the Trustee.

Consolidated Report of Condition of                                                J.P. Morgan Trust Company, National Association

(Legal Title)

as of close of business on        December 31, 2005

31-Dec-05

($000)
Assets
Cash and Due From Banks	25,733
Securities	215,596
Loans and Leases	135,923
Premises and Fixed Assets	6,802
Intangible Assets	349,515
Goodwill	202,094
Other Assets	47,157
Total Assets	982,820

Liabilities
Deposits	96,108
Other Liabilities	54,523
Total Liabilities	150,631

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	130,002
Total Equity Capital	832,189
Total Liabilities and Equity Capital	982,820